                                                                EXHIBIT 4.3
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                                                              Exhibit 4.3


                        The Carbide/Graphite Group, Inc.

                            Savings Investment Plan

                 as amended and restated effective May 1, 1996

                     (except as otherwise provided herein)

                                    PREAMBLE

Effective as of August 1, 1988, The Carbon/Graphite Group, Inc. Savings Investment Plan (the "Plan") was established by Carbon/Graphite Group, Inc. (the "Company") for the benefit of eligible employees. This Plan is intended to encourage savings on the part of the employees by furnishing them an incentive through matching a portion of their savings with Company contributions, to supplement retirement benefits by permitting employees to share in the Company's profits, and to provide tax-sheltered income and appreciation on invested assets and tax deferral on Company contributions. The Plan is intended to be a profit sharing plan.

The Plan was amended effective January 1, 1990, January 1, 1992 and May 26, 1992, and was amended and restated, effective January 1, 1989, except as otherwise provided therein, to reflect the requirements of the Tax Reform Act of 1986 and for certain other purposes, including the change of the name of the Company to The Carbide/Graphite Group, Inc. and the change of the name of the Plan to The Carbide/Graphite Group, Inc. Savings Investment Plan.

Effective as of May 1, 1996, except as otherwise provided herein, the Plan is amended and restated in its entirety as hereinafter set forth.

The Plan applies to persons in the employment of the Company and certain of its subsidiaries and affiliates on or after May 1, 1996 (except as otherwise provided herein) and to transactions under the Plan on and after such date. The terms and provisions of the Plan as in effect prior to May 1, 1996 fix and determine the rights and obligations with respect to Members whose employment terminated before May 1, 1996.

The amendment of the Plan in its entirety is intended to comply with the provisions of Section 401(a) of the Internal Revenue Code and applicable regulations thereunder, and the adoption of the provisions of the Plan with respect to Tax Deferred Contributions is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and applicable regulations thereunder, and such amendment is expressly conditioned upon receipt of a favorable determination letter from the Internal Revenue Service with respect to the Plan as set forth in this document.

                                      (i)

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                        THE CARBIDE/GRAPHITE GROUP, INC.

                        SAVINGS INVESTMENT PLAN CONTENTS

                                                                                            Page
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
ARTICLE         1  Definitions...........................................................     1

ARTICLE         2  Eligibility and Membership............................................     8

ARTICLE         3  Contributions.........................................................    10

ARTICLE         4  Limitations on Contributions..........................................    23

ARTICLE         5  Investment of Contributions...........................................    27

ARTICLE         6  Valuation of Member's Accounts........................................    30

ARTICLE         7  Vesting...............................................................    31

ARTICLE         8  Withdrawals During Employment.........................................    32

ARTICLE         9  Distributions on Termination of Employment............................    36

ARTICLE        10  Administration of the Plan............................................    38

ARTICLE        11  Adoption and Amendment of the Plan....................................    42

ARTICLE        12  Discontinuance of the Plan............................................    43

ARTICLE        13  Participation in the Plan by Subsidiaries or Affiliates...............    45

ARTICLE        14  Loans.................................................................    46

ARTICLE        15  In Event Plan Becomes Top-Heavy.......................................    48

ARTICLE        16  General Provisions....................................................    52

                                      (ii)

                                   ARTICLE 1

                                  DEFINITIONS

As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

 1.1 "Accounts" means a Member's Employee Regular Contributions Account, Tax Deferred Contributions Account, Company Profit-Sharing Contributions Account, Company Matching Contributions Account, Prior Company Matching Contributions Account, effective January 1, 1990, Rollover Account, and Qualified Contribution Account or any subaccount thereof, as the context requires.

 1.2 "Additional Savings Account" means the separate subaccount maintained within the Employee Regular Contributions Account or the Tax Deferred Contributions Account of a Member to reflect such Member's share of the Trust Fund attributable to contributions made by and on behalf of the Member, which contributions are not eligible for Company Matching Contributions pursuant to Section 3.5, or any subaccount thereof, as the context requires.

 1.3   "Administrator" means the plan administrator referred to in Article 10.

 1.4 "Appropriate Form" means the form provided or prescribed by the Administrator for the particular purpose.

 1.5 "Basic Savings Account" means the separate subaccount maintained within the Employee Regular Contributions Account or the Tax Deferred Contributions Account of a Member to reflect such Member's share of the Trust Fund attributable to contributions made by and on behalf of the Member, which contributions are eligible for Company Matching Contributions pursuant to Section 3.5, or any subaccount thereof, as the context requires.

 1.6 "Beneficiary" means such beneficiary as may be designated from time to time by the Member, on the Appropriate Form (or in such manner as the Administrator may prescribe), to receive any benefit payable in the event of death.

       Notwithstanding anything in this Section 1.6 to the contrary, the Beneficiary of a married Member shall automatically be the Member's surviving spouse unless the spouse consents in writing to the designation of another Beneficiary (or the consent of the spouse expressly permits designations by the Member without any requirement of further consent by the spouse), and the spouse's consent acknowledges the effect of such election and is witnessed by a notary public or a Plan representative. If spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances which may be provided by applicable law and those facts have been established to the satisfaction of the Administrator, then consent is deemed to have been obtained. Any consent or deemed consent with respect to a spouse which satisfies these requirements shall be effective only with respect to such spouse, and may not be revoked by such spouse with respect to the election designation or other action to which such consent pertains.

       Any Beneficiary so designated may be changed by the Member at any time (subject to his spouse's consent, if applicable) by signing and filing the Appropriate Form with the Committee (or by notifying the Committee in such manner as the Committee may prescribe). In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Member, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (1) spouse,
       (2) children, including adopted children, in equal shares, per stirpes,
       (3) parents, in equal shares, (4) the persons(s) designated as beneficiary under any group life insurance maintained by the Company, and (5) the Member's estate.

 1.7   "Board of Directors" means the Board of Directors of the Corporation.

 1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

 1.9 "Committee" means the Administrative Committee or such other committee appointed by the Board of Directors to be responsible for the administration of the Plan in accordance with Article 10.

 1.10 "Company" means the Corporation with respect to its Employees and any member of the Group to which this Plan may be made applicable in accordance with Section 13.1 with respect to its Employees.

 1.11 "Company Matching Contributions" means the Company contributions made to the Trust Fund pursuant to Section 3.5.

 1.12 "Company Matching Contributions Account" means the separate account for each Member which shall reflect such Member's share of the Trust Fund attributable to Company Matching Contributions made on such Member's behalf.

 1.13 "Company Profit-Sharing Contributions" means the Company contributions made to the Trust Fund pursuant to Section 3.7.

 1.14 "Company Profit-Sharing Contributions Account" means the separate account for each Member which reflect such Member's share of the Trust Fund attributable to Company Profit-Sharing Contributions made on such Member's behalf.

 1.15 "Compensation" means total compensation in each payroll period before reduction under Section 3.1 and before reduction for any before-tax contributions pursuant to Section 125 of the Code made under any plan maintained by the Company providing for such reductions. In addition, the Committee may determine, on a basis consistent with the Plan, that some or all compensation payable by a company which is a member of the Group shall be Compensation for purposes of the Plan. Effective for calendar years beginning after

       December 31, 1988 and ending prior to January 1, 1994, Compensation with respect to a Member for all payroll periods in any calendar year shall be limited to $200,000, and thereafter shall be limited to $150,000, subject to adjustment as provided in Section 401(a)(17) of the Code. In determining the compensation of an employee, the rules of Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted dollar limitation of Section 401(a)(17) of the Code applicable to family members is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the limitation.

 1.16 "Continuous Service" means the aggregate of all periods of employment as an employee with any member of the Group, whether or not consecutive, including such employment before the Effective Date, and counting as a complete month any month in which an employee is paid, or entitled to payment, for the performance of duties.

       "Continuous Service" shall include (i) a period of up to 12 months of absence from employment for any reason other than because of quit, retirement, death or discharge and (ii) the period from the date an employee quits, retires or is discharged if he returns to employment with any member of the Group within 12 months of such quit, retirement or discharge. Service also shall include (i) such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service, (ii) any unpaid leave taken pursuant to the Family and Medical Leave Act of 1993 or similar state laws (to the extent required by such laws, but only to the extent such leave is not otherwise credited under this Section 1.16) and also any employment as a leased employee within the meaning of Section 414(n) of the Code.

       Solely for determining participation under Article 2 and vesting under
       Article 7, "Continuous Service" shall also include employment, whether or not consecutive, with The BOC Group, Inc. prior to August 1, 1988.

       An Employee's leave of absence from work for maternity/paternity reasons means an absence by reason of (i) the pregnancy of the Employee (ii) the birth of the Employee's child or (iii) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) caring for such child for a period immediately following such birth or placement. Such absence shall be counted as Continuous Service up until the first anniversary of the Employee's absence. Continued absence beyond that first anniversary shall not be counted as Continuous Service. However, continued absence during the twelve month period immediately following the first anniversary of an absence due to the above-mentioned causes shall not be included as part of the sixty consecutive months of separation mentioned in Section 7.4.

 1.17 "Corporation" means The Carbide/Graphite Group, Inc. as now constituted or as may be constituted hereafter, or any person, firm, corporation or partnership which may succeed to its business by merger, purchase or otherwise.

 1.18 "Custodian" means any person, or any firm or corporation qualified so to act, which the Corporation appoints pursuant to Section 10.7 hereof to hold assets of the Plan.

 1.19 "Disability" means permanent and total disability which renders a Member permanently unable to perform his duties satisfactorily.

 1.20 "Effective Date" means August 1, 1988, or such later date on which the Plan is made applicable in accordance with Section 13.1.

 1.21 "Employee" means a person in the employ of the Company or subsidiary; provided, however, that a person shall not be considered an Employee for purposes of this Plan if:

       (a) such person is a leased employee within the meaning of Section 414(n) of the Code;

       (b) such person is a member of a collective bargaining unit for which retirement benefits were the subject of good faith bargaining between the Company and the representatives of such unit unless eligibility for participation in this Plan is provided for by an agreement between the Company and such representative; or

       (c) such person is in an employment classification or is employed by an operating unit of the Company which the Board of Directors has excluded from eligibility for membership in the Plan.

 1.22 "Employee Regular Contributions" means those contributions made by a Member pursuant to Section 3.2.

 1.23 "Employee Regular Contributions Account" means (i) the separate Account for each Member which shall reflect such Member's share of the Trust Fund attributable to such Member's Employee Regular Contributions, and
       (ii) pursuant to Section 16.14, any transfers of a Member's account attributable to Employee Regular Contributions made to The BOC Group, Inc. Savings Investment Plan, including any subaccounts that may be established.

 1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

 1.25 "Family Member" means an Employee who, during a determination year or look-back year, is the spouse, lineal ascendant or lineal descendant (or spouse of such lineal ascendants or descendants) of an Employee or former Employee who is either (i) a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to any member of the Group; or (ii) a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of Section 414(q) compensation during such year.

 1.26 "Group" means the Corporation and any other company which is related to the Corporation as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code, or any entity required to be aggregated with the Corporation in accordance with Section 414(o) of the Code and the regulations thereunder. For purposes under the Plan of determining whether or not a person is an Employee and the period of employment of such person, each such other company shall be included in the "Group" only for such period or periods during which such other company is so a member of a controlled group, under common control, an affiliated service group or otherwise required to be aggregated.

 1.27 "Highly Compensated Employee" means an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section, and shall mean an Employee who, at any time during the Plan Year being tested (the "determination year") or the twelve-month period immediately preceding the determination year (the "look-back year") (i) was a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to a Company or a member of the Group, (ii) earned more than $54,480 of Section 414(q) compensation (as defined in Section 414(q)(7) of the Code) and was among the "top-paid group" (as defined in Section 414(q)(4) of the Code), (iii) earned more than $81,720 of Section 414(q) compensation, or (iv) was one of the fifty highest-paid officers who earned more than $49,032 of Section 414(q) compensation (or, if greater, an amount equal to 50% of the defined benefit plan dollar limit in effect under Section 415(b)(1)(A) of the Code with respect to such year). For purposes of this Section 1.27, the $54,480 and $81,720 amounts are to be indexed at the same time and in the same manner as is the dollar limit applicable to defined benefit plans under Section 415 of the Code.

       For purposes of the foregoing paragraph,

       (a) In the case of any determination year for which an Employee is being tested, an Employee not described in subparagraph (ii), (iii) or
           (iv) above for the look-back year (without regard to this subparagraph (a)) shall not be treated as being described in subparagraph (ii), (iii) or (iv) above for the determination year unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Section 414(q) compensation during the determination year; and

       (b) A former Employee shall be treated as a Highly Compensated Employee if (i) such Employee was a Highly Compensated Employee when such Employee separated from service, or (ii) such Employee was a Highly Compensated Employee at any time after attaining age 55.

        Notwithstanding the provisions of the foregoing paragraphs, for purposes of determining a Highly Compensated Employee, the following elections shall apply:

       (a) Highly Compensated Employees may, at the election of the Company, be determined under the calendar year election method described in Treasury Regulation Section 1.414(q)-1T, Q&A-14(b), which election shall apply to all other plans maintained by the Company or member of the Group; and

       (b) For purposes of determining the number of Employees who are in the "top paid group" for any determination year, the Company or a member of the Group shall elect in accordance with Treasury Regulation
           Section 1.414(q)-1T, Q&A-9(b)(2), to make such determination based on all Employees of the Group.

 1.28 "Investment Manager" means any person, firm or corporation which is registered as an investment advisor under the Investment Advisers Act of 1940, is a bank as defined in that Act, or is an insurance company qualified to manage, acquire or dispose of assets of a plan under the laws of more than one State, and which the Board of Directors appoints pursuant to Section 10.7 hereof to manage assets of the Plan.

 1.29 "Member" means any Employee who becomes a participant in the Plan as provided in Article 2. A Member shall continue as such as long as such Member retains an interest in any Accounts. Notwithstanding the preceding, effective January 1, 1990, Member means any Employee who becomes a participant in the Plan as provided in Article 2. Except for purposes of Sections 2.2, 2.3 and Article 3 under this Plan, an Employee who has made a rollover to the Plan which meets the requirements of
       Section 16.15 and for whom a Rollover Account is maintained under the Plan shall be treated as a Member and such Employee shall become a Member for all purposes under the Plan after meeting the requirements of Sections 2.2 and 2.4. A Member shall continue as such as long as such Member retains an interest in any Accounts.

 1.30  "Normal Retirement Age" means a Member's attainment of age 65.

 1.31 "Plan" means The Carbide/Graphite Group, Inc. Savings Investment Plan as in effect on August 1, 1988 and herein set forth, or as it may be amended from time to time.

 1.32 "Plan Year" means the period from January 1 through December 31, except that the first Plan Year shall mean the period from August 1, 1988 to December 31, 1988.

 1.33 "Prior Company Matching Contributions" means the Company matching contributions made to the BOC Group, Inc. Savings Investment Plan that are transferred to the Trust Fund pursuant to Section 16.14.

 1.34 "Prior Company Matching Contributions Account" means an Account established to reflect pursuant to Section 16.14 any transfers of a Member's account attributable to Company Matching Contributions from the BOC Group, Inc. Savings Investment Plan, including any subaccounts that may be established.

 1.35 "Qualified Contribution" means a Company contribution made to the Trust Fund pursuant to Section 4.5.

 1.36 "Qualified Contribution Account" means the separate Account maintained for a Member to record his share of the Trust Fund attributable to Qualified Contributions made on his behalf.

 1.37 "Retirement" means termination of employment after a Member's attainment of Normal Retirement Age.

 1.38 "Rollover Account" means the separate Account maintained for a Member to record his share of the Trust Fund attributable to a rollover meeting the requirements of Section 16.15, effective as of January 1, 1990.

 1.39 "Tax Deferred Contributions" means those contributions made by the Company on a Member's behalf pursuant to an election by the Member to reduce the Member's otherwise payable compensation, in accordance with the provisions of Section 3.1.

 1.40 "Tax Deferred Contributions Account" means (i) the separate account for each Member which shall reflect such Member's share of the Trust Fund attributable to Tax Deferred Contributions made on such Member's behalf, and (ii) pursuant to Section 16.14, any transfers of a Member's account attributable to Tax Deferred Contributions to The BOC Group, Inc. Savings Investment Plan, including any subaccounts that may be established.

 1.41 "Transaction Date" means the first day of any month; however, payroll deductions will commence with the first pay date on or after such date.

 1.42 "Trust Agreement" means the trust agreement between the Corporation and the Trustee, established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements.

 1.43 "Trust Fund" means the aggregate funds held by the Trustee under this Plan, consisting of Funds A, B, C, D, E, F, G and Has described in
       Article 5.

 1.44 "Trustee" means the Trustee or Trustees appointed pursuant to Article 10 which at any time is acting as such under this Plan.

 1.45 "Valuation Date" means any business date during a Plan Year and any other date the Company may designate. In the event of market conditions inconsistent with the daily valuation procedures adopted for the Plan, the Company reserves the right to process Plan transactions in a manner consistent with corresponding actual market transactions.

 1.46 "Value" means, when used to refer to the interest of a Member in the Trust Fund on any date, the value thereof determined as of the next Valuation Date in accordance with Section 6.1 or such other Valuation Date which may be specified under the applicable provisions.

 1.47 The use of the masculine pronoun shall include the feminine and the singular shall include the plural.

                                   ARTICLE 2

                           ELIGIBILITY AND MEMBERSHIP

 2.1 Each Employee who was a Member of the Plan on April 30, 1996, shall remain a Member of the Plan on May 1, 1996.

 2.2 Each other Employee shall become a Member as of the Transaction Date coincident with or following the third monthly anniversary of the date such person was first employed by the Group.

 2.3 Each eligible Employee who is a Member may elect to make Employee Regular Contributions or to have Tax Deferred Contributions made on his behalf by giving prior notice to the Administrator on the Appropriate Form (or by notifying the Administrator in such manner as the Administrator may prescribe), within the time period prescribed by the Administrator, on which the following shall be designated: (i) the rate of Employee Regular Contributions elected to be contributed by the Employee pursuant to Section 3.2, and authorization for the Company to make regular payroll deductions of such Employee Regular Contributions,
       (ii) authorization for the Company to reduce the Member's cash compensation by the amount of the Tax Deferred Contribution the Member elects to have contributed to the Plan on his behalf pursuant to Section 3.1, (iii) investment elections pursuant to Section 5.2, and (iv) designation of a Beneficiary. Any such payroll authorization or investment election shall remain in effect until changed by notice given to the Administrator on the Appropriate Form or in such manner as the Administrator may prescribe, within the time period prescribed by the Administrator, in advance of the date the change is to take effect.

 2.4 A Member who ceases to be an Employee but continues in the employment of the Group shall be a suspended Member (until the resumption of such suspended Member's status as an Employee), subject to the following conditions:

       (a) During the period of suspension, the Member may not make Employee Regular Contributions or have Tax Deferred Contributions, Company Matching Contributions or Company Profit-Sharing Contributions made on his behalf under the Plan.

       (b) During the period of suspension, the Member's Continuous Service with the Group shall be counted for purposes of Article 7.

       (c) If, during the period of suspension, the suspended Member's employment is terminated for any reason, there shall be a distribution of Accounts in accordance with the provisions of
           Article 9.

       (d) If, and when, a suspended Member again becomes an Employee, such Member may resume making Employee Regular Contributions, and may resume having Tax Deferred Contributions, Company Matching Contributions, and Company Profit-

           Sharing Contributions made on his behalf, as of the next Transaction Date thereafter, by giving prior notice to the Administrator on the Appropriate Form or in such manner as the Administrator may prescribe (within the time period prescribed by the Administrator) prior to such Transaction Date.

                                   ARTICLE 3

                                 CONTRIBUTIONS

 3.1 (a) Subject to the limitations prescribed in Sections 3.8 and 4.2 and the provisions of Section 8.2, a Member may elect to have the cash compensation otherwise payable by the Company but not yet paid after the effective date of such election reduced and have the Company, in lieu of paying the full amount of cash compensation otherwise payable, make contributions to the Trustee as soon as practicable in an amount equal to such reduction for credit to such Member's Tax Deferred Contributions Account. Such reduction will be referred to as Tax Deferred Contributions.

       (b) Such election shall be made by filing with the Administrator on the Appropriate Form filed with the Administrator, or in such manner as the Administrator may prescribe, in accordance with Section 2.4, pursuant to which such Member's Compensation shall be reduced by the amount of Tax Deferred Contributions. The Tax Deferred Contributions amounts shall be equal to 2%, 3% 4% 5%, 6%, 7%, 8%, 9%, 10%, 11%,
           12%, 13%, 14%, 15% or 16% (or such other percentage as may be prescribed by the Administrator) of the Member's Compensation, as shall be agreed upon between the Member and the Company, subject to the limitations of Sections 3.8 and 4.2. However, the amount of a Member's Tax Deferred Contributions and Employee Regular Contributions shall be limited so that the sum of such contributions does not exceed 16% of the Member's Compensation.

           In no event shall the aggregate of Tax Deferred Contributions (and such other "elective deferrals", as defined in Section 402(g)(3) of the Code and Treasury Regulation Section 1.402(g)-1(b)) made on a Member's behalf with respect to any calendar year after 1988 exceed $7,627 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and Treasury Regulation Section 1.402(g)-1(c)(1)).

 3.2 (a) Subject to the limitations prescribed in Sections 3.10 and 4.2 and the provisions of Section 8.2, a Member may elect to make Employee Regular Contributions to the Plan in an amount equal to 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14%, 15% or 16% of the
           Member's Compensation, as such Member shall have designated on the Appropriate Form filed with the Administrator, or in such manner as the Administrator may prescribe, in accordance with Section 2.4, within such time period as is prescribed by the Administrator. However, the amount of a Member's Tax Deferred Contributions and Employee Regular Contributions shall be limited so that the sum of such contributions does not exceed 16% of the Member's Compensation.

       (b) The Company shall deduct each Member's Employee Regular Contributions pursuant to this Section 3.2 by means of payroll deductions from his Compensation each payroll period and shall pay them to the Trustee as soon as practicable to be credited to the Member's Employee Regular Contributions Account.

 3.3 As of any Transaction Date, a Member may elect to change (i) subject to the limitations of Sections 3.10 and 4.2, the rate of Employee Regular Contributions pursuant to Section 3.2 to any other rate permitted under
       Section 3.2 or (ii) subject to the limitations of Sections 3.8 and 4.2, the rate of Tax Deferred Contributions made pursuant to Section 3.1 to any other rate permitted under Section 3.1. Such election shall be made by giving prior notice to the Administrator on the Appropriate Form, or in such manner as the Administrator may prescribe, (within the time period prescribed by the Administrator); subject to such other frequency limitation as the Administrator may prescribe.

 3.4 (a) As of any Transaction Date, a Member may elect to suspend all Tax Deferred Contributions made on such Member's behalf pursuant to
           Section 3.1 and/or Employee Regular Contributions made pursuant to
           Section 3.2, by giving prior notice to the Administrator on the Appropriate Form, or in such manner as the Administrator may prescribe, (within the time period prescribed by the Administrator); subject to such other limitation as the Administrator may prescribe.

       (b) Contributions pursuant to Sections 3.1 and 3.2 may be resumed as of any Transaction Date coincident with or following at least three (3) months (or such other limitations as the Administrator prescribe) after the date of commencement of the voluntary suspension by giving prior notice to the Administrator on the Appropriate Form, or in such manner as the Administrator may prescribe, (within the time period prescribed by the Administrator), subject to such conditions as shall be prescribed with respect to contributions made pursuant to Sections 3.1 and 3.2, as applicable.

 3.5 (a) Subject to the limitations of Sections 3.10 and 4.2, for each calendar month, the Company shall make Company Matching Contributions on behalf of each Member equal to 50% of that amount
           (i) which is contributed by the Company at the Member's election pursuant to Section 3.1 and, in the case of Members who have elected to contribute less than 6% pursuant to Section 3.1, by the Member pursuant to Section 3.2, and (ii) which does not exceed 6% of the Member's Compensation for the applicable pay period. Those contributions by or on behalf of a Member that are eligible for matching by Company Matching Contributions shall be called "Basic Savings Contributions" and those contributions by or on behalf of a Member that are not eligible for such matching shall be called "Additional Savings Contributions."

       (b) Company Matching Contributions shall be credited to the Member's Company Matching Contributions Account, and, after being reduced by any amounts forfeited pursuant to Section 7.3 which are then being applied to reduce such contributions, shall be paid to the Trustee as soon as practicable after each Valuation Date.

 3.6   (a) Company Matching Contributions shall be in cash.

       (b) In addition to any other Company contributions under Section 3.5, the Company also shall make such other contributions as may be required to restore amounts which have been forfeited under the circumstances described in Section 7.3.

 3.7 (a) With respect to each taxable year, the Corporation or any other member of the Group may contribute under the Plan out of its respective current or accumulated earnings and profits as a Company Profit-Sharing Contribution, such amounts as the Board of Directors of such company, in its absolute discretion, shall determine. This provision shall not be construed as requiring the company to make Company Profit-Sharing Contributions in any specific taxable year, whether or not there exists current or accumulated earnings and profits out of which such Company Profit-Sharing Contributions could be made.

       (b) Company Profit-Sharing Contributions made on behalf of each Member who is an Employee during the taxable year of the Company making the contributions, shall be based on the individual's pay rate as of July 31 of such taxable year, provided that such Member is an Employee on July 31 of such taxable year.

           Notwithstanding the foregoing, for each Member who is an Employee on July 31 of the taxable year but who was not an Employee on August 1 of such taxable year, any Company Profit-Sharing Contribution made for such taxable year shall be based on the individual's pay rate as of July 31 of such taxable year multiplied by a fraction, the numerator of which is the number of full months during the taxable year the Employee was employed and the denominator of which is twelve (12).

       (c) Company Profit-Sharing Contributions made pursuant to this Section
           3.7 shall be allocated to the Company Profit-Sharing Account of each eligible Member as of the October 31 Valuation Date (or such other Valuation Date as the Committee may elect) of the taxable year with respect to which such contributions are made.

       (d) Notwithstanding the foregoing paragraph, if any portion of the Company Profit Sharing Contribution would cause an individual to exceed the Annual Addition as defined in Section 4.2, the portion of such Profit Sharing Contribution that would create such excess shall not be contributed to the Plan.

 3.8 (a) Notwithstanding the foregoing provisions of this Article 3 to the contrary, the Committee shall limit the amount of Tax Deferred Contributions made on behalf of each Employee who is a Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

             (i) the "Actual Deferral Percentage" (as hereinafter defined) for the group of Employees eligible to participate under the Plan, at any time during the Plan Year, who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Employees eligible to participate under the Plan multiplied by 1.25; or

             (ii) the excess of the Actual Deferral Percentage for the group of
                  Employees eligible to participate under the Plan, at any time during the Plan Year, who are Highly Compensated Employees over that of all other Employees eligible to participate under the Plan is not more than two percentage points, and the Actual Deferral Percentage for the group of Employees eligible to participate under the Plan who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Employees eligible to participate under the Plan multiplied by 2.0.

       (b) For purposes of this Section 3.8, the term "Actual Deferral Percentage" shall mean, for any specified group of Employees eligible to participate in the Plan at any time during the Plan Year, the average of such Employees' Deferral Percentages (as defined below).

       (c) For purposes of this Section 3.8, the term "Deferral Percentage" means, for any Employee eligible to participate under the Plan at any time during the Plan Year, the ratio of:

              (i) the aggregate of the Tax Deferred Contributions which, in accordance with the rules set forth in Treasury Regulation
                   Section 1.401(k)-1(b)(4), are in fact taken into account with respect to such Plan Year, to

              (ii) such eligible Employee's Section 414(s) compensation (as determined under Section 414(s) of the Code and the regulations thereunder) for such Plan Year. For this purpose, Section 414(s) compensation shall mean cash compensation reported on Form W-2, and shall also include all amounts currently not included in the Employee's gross income by reason of Sections 125 and 402(a)(8) of the Code. In the case of an Employee who begins, resumes, or ceases to be eligible to make Tax Deferred Contributions during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral

                   Percentage test is the amount of Section 414(s) compensation received by the Employee during the entire Plan Year.

       (d) The Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Tax Deferred Contributions made on his behalf under two or more arrangements described in Section 40l(k) of the Code that are maintained by the Company, or a member of the Group, shall be determined as if such Tax Deferred Contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation
           Section 1.401(k)-1(b)(3)(ii)(B).

           If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), or 410(b) of the Code, then the provisions of this
           Section 3.8 shall be applied by determining the Actual Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

       (e) In determining the Deferral Percentage for a Plan Year for a Highly Compensated Employee described in Section 414(q)(6)(A) of the Code, the Tax Deferred Contributions and Section 414(s) compensation of such Member shall, to the extent required under Treasury Regulation
           Section 1.401(k)-1(g)(1)(ii)(C), be aggregated with the Tax
           Deferred Contributions and Section 414(s) compensation of any individual who is a Family Member. The Deferral Percentage obtained by such aggregation shall be combined with the Deferral Percentages of the Highly Compensated Employees who are Members in determining the Actual Deferral Percentage for such group. Any Member or Family Member whose Deferral Percentage is so aggregated shall not have his Deferral Percentage separately taken into account with respect to any group of Employees in determining the Actual Deferral Percentage for such group.

       (f) In the event it is determined prior to any payroll period that the amount of Tax Deferred Contributions elected to be made thereafter would cause the limitation prescribed in this Section 3.8 to be exceeded, the amount of Tax Deferred Contributions allowed to be made on behalf of Members who are Highly Compensated Employees (and/or such other Members as the Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines), and any elections of future Tax Deferred Contributions which exceed the rate determined by the Committee shall be deemed to be Employee Regular Contributions for the remainder of the Plan Year, notwithstanding the limitations on contribution rate changes in Section 3.3. Except as is hereinafter provided, the Members to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

       (g) Notwithstanding the foregoing, with respect to any Plan Year in which Tax Deferred Contributions on behalf of Members who are Highly Compensated Employees exceed the applicable limit set forth in this
           Section 3.8, the Committee may reduce the amount of the excess Tax Deferred Contributions made on behalf of the Members who are Highly Compensated Employees as described in the following sentence. The Deferral Percentage of the Member who is a Highly Compensated Employee with the highest Deferral Percentage shall be reduced to the extent necessary to satisfy the Actual Deferral Percentage Test or cause such percentage to equal the Deferral Percentage of the Member who is a Highly Compensated Employee with the next highest percentage. This process shall be repeated until the Actual Deferral Percentage test is satisfied, in accordance with Treasury Regulation
           Section 1.401(k)-1(f)(2). Such excess Tax Deferred Contributions shall be distributed (along with earnings attributable to such excess Tax Deferred Contributions, as determined in accordance with subsection (h)) to the affected Members who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

           If, by application of the provisions of the preceding paragraph, excess Tax Deferred Contributions are required to be distributed to a Member and one or more of his Family Members whose Deferral Percentages are required to be aggregated in accordance with Section 3.8(e), the amount of the excess Tax Deferred Contributions (and income allocable thereto) to be distributed to each such individual shall be determined by multiplying such excess Tax Deferred Contributions by a fraction, the numerator of which is each such individual's Tax Deferred Contributions for the Plan Year, and the denominator of which is the aggregate Tax Deferred Contributions contributed on behalf of the Member and his Family Member(s) for the Plan Year.

       (h) Income on a Member's excess Tax Deferred Contributions shall be determined by multiplying the income allocated to his Tax Deferred Contribution Account for the Plan Year in which such excess Tax Deferred Contribution was made by a fraction, the numerator of which is the excess Tax Deferred Contributions for such Member for the Plan Year, and the denominator of which is the total Tax Deferred Contribution Account balance for such Member as of the first day of the Plan Year, plus the Tax Deferred Contributions made on behalf of the Member during the Plan Year.

           Upon the distribution of the excess Tax Deferred Contributions, the amount of income required to be distributed with respect to the period between the last day of such Plan Year and the date on which the excess is distributed (the "gap period") shall be 10% of the amount of income allocable to excess Tax Deferred Contributions for such Plan Year (as determined under the preceding paragraph) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed since the last day of the Plan Year, if the distribution is made on or before the 15th day of the month, such month shall not be included, and if the distribution is made after the 15th day of the month, such month shall be included.

       (i) Notwithstanding any distributions or recharacterizations pursuant to the provisions of this Section 3.8, excess Tax Deferred Contributions shall be treated as Annual Additions for purposes of
           Section 4.2.

       (j) Distributions pursuant to this Section 3.8 shall be made proportionately from the Investment Funds with respect to the Member's Account or Accounts from which distribution is made.

       (k) The Committee may, to the extent permitted under Treasury Regulation
           Section 1.401(k)-1(f)(3), recharacterize as Employee Regular Contributions for such Plan Year all or a portion of the Tax Deferred Contributions for Members who are Highly Compensated Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.8. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Tax Deferred Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount, in combination with other Employee Regular Contributions made by such Employee, would exceed the limitations under the Plan with respect to Employee Regular Contributions.

           Recharacterization shall occur no later than two and one-half months after the last day of the Plan Year in which such excess Tax Deferred Contributions arose.

       (l) In the event that the Company elects to make a Qualified Contribution on behalf of any or all Members in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Tax Deferred Contribution solely for purposes of this Section 3.8.

       (m) The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.8 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

       (n) The Committee also shall take all appropriate steps to meet the aggregate limitation test contained in Section 4.4.

 3.9 (a) Notwithstanding any other provision of the Plan, Excess Deferrals (as hereinafter defined), plus any income and minus any loss allocable thereto for both the calendar year and the "gap period" between the end of the calendar year and the date the distribution is made (determined in the same manner as the method described in Section 3.8(h)) shall be distributed to Members who claim such allocable Excess Deferrals no later than April 15 of the calendar year following the calendar year in which the excess occurred.

       (b) For purposes of this Section 3.9, "Excess Deferrals" shall mean the amount of a Member's Tax Deferred Contributions (and other "elective deferrals" within the meaning of Section 402(g)(3) of the Code) for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in subsection 3.9(c) hereof.

       (c) A Member may make a claim for the distribution of Excess Deferrals pursuant to the terms and conditions of this subsection (c). Such Member's claim shall be in writing; shall be submitted to the Committee no later than March 1 of the calendar year following the calendar year of the Excess Deferrals; shall specify the amount of the Member's Excess Deferrals for the preceding calendar year; and shall be accompanied by (i) the Member's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) or 501(c)(18) of the Code, exceeds the limit imposed on the Member in accordance with the applicable provisions of the Code for the year in which the deferral occurred and (ii) such documentation as the Committee, in its sole discretion, shall require to substantiate the Member's written statement. The Committee may, on a uniform and nondiscriminatory basis, automatically deem the Member to have made a claim for a distribution of Excess Deferrals if such excess arises by taking into account only those elective deferrals made to this Plan and any other plans of the Company and any member of the Group.

       (d) The Excess Deferrals distributed to a Member with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event exceed the lesser of the Member's Tax Deferred Contributions Account under the Plan or the Member's Tax Deferred Contributions for the year.

       (e) Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Member's taxable year in which such excess occurred.

 3.10 (a) Notwithstanding the foregoing provisions of this Article 3, the Committee shall limit the amount of Employee Regular Contributions and Company Matching Contributions made by or on behalf of each Highly Compensated Employee who is eligible to participate in the Plan for each Plan Year, to the extent necessary to ensure that either of the following tests is satisfied:

              (i) the "Actual Employee Regular and Company Matching Contribution Percentage" (as hereinafter defined) for the group of Highly Compensated Employees who are eligible to participate under the Plan is not more than the Actual Employee Regular and Company Matching Contribution Percentage of all other Employees eligible to participate under the Plan multiplied by 1.25; or

              (ii) the excess of the Employee Regular and Company Matching
                   Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate under the Plan over that of all other Employees eligible to participate under the Plan is not more than two percentage points, and the Employee Regular and Company Matching Contribution Percentage for the group of Highly Compensated Employees eligible to participate under the plan is not more than the Actual Employee Regular and Company Matching Contribution Percentage of all other Employees eligible to participate under the Plan multiplied by 2.0.

       (b) For purposes of this Section 3.10, the term "Actual Employee Regular and Company Matching Contribution Percentage" shall mean, for a specified group of Employees who are eligible to participate under the Plan for each Plan Year, the average of such Employee Regular and Company Matching Contribution Percentage (as defined below).

       (c) For purposes of this Section 3.10, the term "Employee Regular and Company Matching Contribution Percentage" means for any Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

              (i) the aggregate of the Employee Regular Contributions (including amounts recharacterized pursuant to Section 3.8) and Company Matching Contributions (which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-1(b)(4), are taken into account with respect to such Plan Year), to

              (ii) such eligible Employee's Section 414(s) compensation (as determined under Section 3.8 of the Plan) for such Plan Year. In the case of an Employee who begins, resumes, or ceases to be eligible to make Employee Regular Contributions or have Company Matching Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Employee Regular and Company Matching Contribution Percentage test is the amount of
                   Section 414(s) compensation received by the Employee during the entire Plan Year.

       (d) The Employee Regular and Company Matching Contribution Percentage for a Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions, or to have matching employer contributions (within the meaning of Section 40l(m)(4)(A) of the Code) made on his behalf under two or more plans described in Section 40l(a) of the Code, or arrangements described in Section 40l(k) of the Code, that are maintained by the Company or a member of the Group, shall be determined as if the total of such after-tax contributions and matching contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation Section 1.401(m)-1(b)(3)(ii).

           If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(m)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(m), 401(a)(4), or 410(b) of the Code, then the provisions of this
           Section 3.10 shall be applied by determining the Actual Employee Regular and Company Matching

           Contribution Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

       (e) In determining the Actual Employee Regular and Company Matching Contribution Percentage of a Member who is a Highly Compensated Employee, Employee Regular Contributions, Company Matching Contributions and the Section 414(s) compensation of such Member shall, to the extent required under Treasury Regulation Section 1.401(m)-1(f)(1)(ii)(C), include Employee Regular Contributions and Company Matching Contributions made by and on behalf of, and the
           Section 414(s) compensation of, any individual who is a Family Member. The Employee Regular and Company Matching Contribution Percentage obtained by such aggregation shall be combined with the Employee Regular and Company Matching Contribution Percentages of the applicable group of Highly Compensated Employees in determining the Actual Employee Regular and Company Matching Contribution Percentage for such group. Any Member or Family Member whose Employee Regular and Company Matching Contribution Percentage is so aggregated shall not have his Employee Regular and Company Matching Contribution Percentage separately taken into account with respect to any group of Employees in determining the Actual Employee Regular and Company Matching Contribution percentage for such group.

       (f) In the event it is determined prior to any payroll period that the amount of Employee Regular Contributions and Company Matching Contributions to be made thereafter would cause the limitation prescribed in this Section 3.10 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Members who are Highly Compensated Employees (and/or such other Members as the Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines), notwithstanding the limitations on contribution rate changes in Section 3.3. Except as is hereinafter provided, the Members to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

       (g) Notwithstanding the foregoing, with respect to any Plan Year in which Employee Regular Contributions and Company Matching Contributions made by or on behalf of Highly Compensated Employees exceed the applicable limit set forth in this Section 3.10, the Committee may reduce the amount of Employee Regular Contributions and Company Matching Contributions made by or on behalf of the Members who are Highly Compensated Employees as described in the following sentence. The Employee Regular Contributions and Company Matching Contribution Percentage of the Member who is a Highly Compensated Employees with the highest Employee Regular Contribution and Company Matching Contribution Percentage shall be reduced to the extent necessary to satisfy the Actual Employee Regular Contribution and Company Matching Contribution Percentage test or cause such percentage to equal the Employee Regular Contribution and Company Matching Contribution Percentage of the Member who is a Highly Compensated Employee with the next highest percentage. This process shall be repeated until the Actual Employee Regular

           Contribution and Company Matching Contribution Percentage test is satisfied, in accordance with Treasury Regulation Section 1.401(m)-1(e)(2). The following order shall be used: (i) Employee Regular Contributions for the Plan Year allocated to the Member's Employee Regular Contributions Account that are attributable to the Member's Additional Savings Account and (ii) Employee Regular Contributions for the Plan Year allocated to the Member's Employee Regular Contributions Account that are attributable to the Member's Basic Savings Account and the vested portion of Company Matching Contributions made on behalf of the Member for the Plan Year that are attributable to such Employee Regular Contributions, determined pro rata, and distribute such excess Employee Regular Contributions and Company Matching Contributions (along with earnings attributable to such excess contributions, as determined pursuant to subsection
           (h)) to the affected Members who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of excess Company Matching Contributions that are not vested shall be forfeited, and shall be held in a suspense account and used to reduce the Company's future Company Matching Contributions.

           If, by application of the provisions of the preceding paragraph, excess Employee Regular Contributions and Company Matching Contributions are to be distributed to a Member and one or more of his Family Members whose Employee Regular and Matching Contribution Percentages are required to be aggregated in accordance with Section 3.10, the amount of the excess Employee Regular Contributions and Company Matching Contributions (and income allocable thereto) to be distributed to each such individual shall be determined by multiplying such excess Employee Regular Contributions and Company Matching Contributions by a fraction, the numerator of which is each such individual's Employee Regular Contributions and Company Matching Contributions for the Plan Year, and the denominator of which is the aggregate Employee Regular Contributions and Company Matching Contributions contributed by or on behalf of the Member and the Family Member(s) for the Plan Year.

       (h) Income on a Member's excess Employee Regular Contributions and Company Matching Contributions shall be determined by multiplying the income allocated for the Plan Year in which such excess Employee Regular Contributions and Company Matching Contributions were made by a fraction, the numerator of which is the excess Employee Regular Contributions and Company Matching Contributions for such Member for the Plan Year, and the denominator of which is the aggregate Employee Regular Contribution Account and Company Matching Contribution Account balances for such Member as of the first day of the Plan Year, plus the Employee Regular Contributions and Company Matching Contributions made by or on behalf of the Member during the Plan Year.

           Upon the distribution of excess Employee Regular Contributions and Company Matching Contributions, the amount of income required to be distributed with respect to the period between the last day of such Plan Year and the date on which the excess is distributed (the "gap period") shall be 10% of the amount of income allocable to the excess Employee Regular Contributions and Company Matching Contributions for the Plan Year (as determined under the preceding paragraph) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months, if the distribution is made on or before the 15th day of the month, such month shall not be included, and if the distribution is made after the 15th day of the month, such month shall be included.

       (i) Notwithstanding any distributions pursuant to the foregoing provisions, excess Employee Regular Contributions and Company Matching Contributions shall be treated as Annual Additions for purposes of Section 4.2.

       (j) Distributions pursuant to this Section 3.10 shall be made proportionately from the Investment Funds with respect to the Member's Account or Accounts from which distribution is made.

       (k) In the event that the Company elects to make a Qualified Contribution on behalf of any or all Members in the Plan, any such Qualified Contribution, to the extent specified, shall be treated as a Company Matching Contribution solely for purposes of this Section 3.10

       (l) In determining whether the requirements of this Section 3.10 is satisfied, the Committee may in its discretion, in accordance with regulations, take into account Member's Tax Deferred Contributions made to the Plan pursuant to Section 3.1, provided that such contributions are not taken into account in order to satisfy the requirements of Section 3.8.

       (m) The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.10 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

       (n) The Committee shall also take all appropriate steps to meet the aggregate limitation test contained in Section 4.4.

 3.11 (a) The amount of excess Tax Deferred Contributions to be recharacterized or distributed under Section 3.8 with respect to a Member for the Plan Year shall be reduced by any Excess Deferrals previously distributed to such Member under Section 3.9 for the Member's taxable year ending with or within such Plan Year.

           (b) The amount of Excess Deferrals that may be distributed under
           Section 3.9 with respect to a Member for a taxable year shall be reduced by any excess Tax Deferred Contributions previously distributed to such Member or recharacterized with respect to such Member for the Plan Year beginning with or within such taxable year.

 3.12 Tax Deferred Contributions and the income allocable thereto shall in no event be distributed to a Member or Beneficiary, as the case may be, before the earlier of such Member's retirement, death, Disability, termination of employment, or before the occurrence of one of the following events:

        (a) Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code).

        (b) The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such Company if such Company continues to maintain the Plan after the disposition and such unrelated corporation that purchases the assets does not maintain the Plan after the disposition, but distribution may only be made with respect to Employees who continue employment with the corporation acquiring such assets.

        (c) The disposition by the Company to an unrelated entity of such Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Company continues to maintain the Plan and such unrelated entity that purchases the subsidiary does not maintain the Plan after the disposition, but distribution may only be made with respect to Employees who continue employment with such subsidiary.

        (d)  The attainment by the Member of age 59-1/2.

        (e)  Hardship distribution, as described in Section 8.2 of the Plan.

        With respect to a distribution to a Member on account of an event described in paragraphs (a), (b), or (c) above, such distribution shall be paid in the form of a lump sum (as defined in Section 402(d)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof).

                                   ARTICLE 4

                          LIMITATIONS ON CONTRIBUTIONS

 4.1 (a) Each Company shall pay a share of the aggregate contribution with respect to each payroll period equal to the amount to be allocated to the Accounts of Members employed by it during that payroll period.

      (b) If any Company which is a member of an affiliated group (within the meaning of Section 1504 of the Code) that includes the Company is prevented from making a contribution which it would otherwise have made under the Plan with respect to any payroll period, by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contribution which it would otherwise have made, then that portion of the contribution which such Company was so prevented from making may be made, for the benefit of the Members employed by such Company, by any one or more of the other Companies that are members of such affiliated group (to the extent of current or accumulated earnings or profits).

 4.2 Notwithstanding any provision of the Plan to the contrary, in no event in any Plan Year shall the "Annual Addition" (as hereinafter defined) on behalf of any Member exceed the lesser of:

      (a) 25% of the Member's "Section 415(c) compensation" (as determined under Section 415(c)(3) of the Code and in Treasury Regulation
           Section 1.415-2(d)(11)(i); or

      (b) $30,000, or such greater amount as is permissible under Section 415(c)(1)(A), subject to any adjustment under Section 415(d) of the Code.

      For purposes of this Section 4.2, with respect to each Plan Year beginning on or after the Effective Date, the term "Annual Addition" with respect to any Member means the sum of

      (a)  Tax Deferred Contributions made in accordance with Section 3.1,

      (b)  Employee Regular Contributions made in accordance with Section 3.2,

      (c)  Company Matching Contributions made in accordance with Section 3.5,

      (d)  Company Profit Sharing Contributions made in accordance with
           Section 3.7, and

      (e)  Qualified Contributions made in accordance with Section 4.5

      If a Member is also participating in another tax-qualified defined contribution plan maintained by any member of the Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

        If a Member in this Plan is a participant in any qualified defined benefit plan maintained by any member of the Group, the overall limitation of Section 415(e) of the Code shall be complied with by limiting the amount of pension payable to such person under such defined benefit plan without adjustment to the limitation applicable to such Member under this Plan.

        If the limitations applicable to any Member in accordance with this
        Section 4.2 would be exceeded, then the contributions made by or on behalf of a Member under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) Employee Regular Contributions pursuant to Section 3.2, (ii) Tax Deferred Contributions pursuant to Section 3.1, (iii) Company Matching Contributions pursuant to Section 3.5, (iv) Company Profit Sharing Contributions pursuant to Section 3.7, and (v) Qualified Contributions made pursuant to Section 4.5.

        In the event that, notwithstanding the foregoing provisions of this
        Section 4.2, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of an error in estimating Compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Tax Deferred Contributions,

                  (i) The Employee Regular Contribution and Tax Deferred Contribution portions of such excess shall be returned to the Member, along with any income attributable thereto; and

                 (ii) The Company Matching Contribution portion shall be held in a suspense account and, if such Member remains a Member, used to reduce Company Matching Contributions for such Member for the succeeding Plan Years. If such Member ceases to be an active Member in the Plan, the suspense account shall be used to reduce Company Matching Contributions for all Members in the Plan Year in which he ceases to be a Member, and all succeeding years, as necessary.

 4.3 Notwithstanding any provision of the Plan to the contrary, and to the extent permitted by law, a contribution made to the Plan by a Company may be returned to it if:

        (a)  the contribution is made by reason of mistake of fact;

        (b)  the contribution is conditioned on its deductibility under
             Section 404 of the Code (all contributions being conditioned upon their deductibility under said Section 404), and the deduction is disallowed; or,

        (c) the contribution is conditioned on initial qualification of the Plan under Section 401(a) of the Code;

        provided such return of contribution is made within one year of the mistaken payment of the contribution or the disallowance of the deduction or the failure of the Plan to qualify initially, as the case may be.

 4.4 Any other provision of the Plan to the contrary notwithstanding, the provisions of this Section 4.4 shall apply with respect to a Plan Year commencing after December 31, 1988 if the conditions of both (a) and (b) below are satisfied:

        (a) the sum of (i) the "Actual Deferral Percentage" (as defined in Section 3.8) for the group of Highly Compensated Employees who are eligible to participate in the Plan and (ii) the "Actual Employee Regular and Company Matching Contribution Percentage" (as defined in Section 3.10 of the Plan) for such group of Highly Compensated Employees exceeds the "Aggregate Limit" (as hereinafter defined), and

        (b) both (i) the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan exceeds 125% of the Actual Deferral Percentage of all other Employees who are eligible to participate in the Plan and (ii) the Actual Employee Regular and Company Matching Contribution Percentage of such group of Highly Compensated Employees exceeds 125% of the Actual Contribution Percentage of all such other Employees.

             The term "Aggregate Limit" means the greater of the sum of (i) and
             (ii) below or the sum of (iii) and (iv) below:

                  (i)  125% of the greater of (1) the Actual Deferral
                       Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, or (2) the Actual Employee Regular and Company Matching Contribution Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, and

                 (ii) Two plus the lesser of (i)(1) or (i)(2) above (but in no event more than 200% of the lesser of (i)(1) or
                       (i)(2) above).


                (iii) 125% of the lesser of (1) the Actual Deferral Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, or (2) the Actual Employee Regular and Company Matching Contribution Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, and

                 (iv) Two plus the greater of (iii)(1) or (iii)(2) above (but in no event more than 200% of the greater of (iii)(1) or (iii)(2) above).

        If the Actual Deferral Percentage and/or Actual Employee Regular and Company Matching Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan, determined after any corrective distribution or recharacterization of excess amounts in accordance with the provisions of Sections 3.8 and
        3.10 have been effectuated, exceeds an amount which would cause the limits set forth in the foregoing provisions of this Section 4.4 to be exceeded, first the amount of Tax Deferred Contributions and then the amount of Employee Regular Contributions and Company Matching Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in accordance with Sections 3.8 and 3.10, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 4.4.

 4.5 A Company may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Sections 3.8, 3.10 or 4.4. A Qualified Contribution is a contribution that (i) is made by the Company that may be aggregated with other contributions in accordance with Sections 3.8 and 3.10; (ii) is nonforfeitable at all times; (iii) may not be distributed to a Member or any Beneficiary until the earliest date provided for in Section 401(k)(2)(B) of the Code (determined without regard to subsection (i)(IV) of such Section) and (iv) complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

        A Qualified Contribution may take the form of a qualified matching contribution (as defined in Treasury Regulation Section 1.401(k)-1(g)(13)(i)), or a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k)-1(g)(13)(ii)). The Company shall specify the form of the Qualified Contribution, and the Members to whom such contribution is to be allocated.

                                   ARTICLE 5

                          INVESTMENT OF CONTRIBUTIONS

 5.1 The Trust Fund shall consist of Fund A, Fund B, Fund C, Fund D, Fund E, Fund F, Fund G, and Fund H which shall be invested by the Trustee, in accordance with Section 5.2, as follows:

        (a) Fund A (the "C/G Stable Value Fund")shall consist primarily of a guaranteed investment contract or contracts with an insurance company or companies containing such terms and conditions with respect to payment of principal and interest as may be agreed upon by the parties to such contract or contracts, and other contracts bearing a fixed rate of return for a specified period.

        (b) Fund B (the "Putnam Income Fund")shall be invested primarily incorporate and government bonds that pay a rate of interest in regularly scheduled payments.

        (c) Fund C (the "George Putnam Fund of Boston")shall be invested primarily ina diversified portfolio of stocks and bonds that seeks to produce both capital growth and current income.

        (d) Fund D (the "Putnam Fund for Growth and Income")seeks current income and capital growth primarily through income-producing stocks.

        (e) Fund E (the "Putnam Voyager Fund")seeks above-average, long term growth by investing in common stocks. It is anticipated that the principal value of the investments will fluctuate more often and more widely than would a more conservative investment.

        (f) Fund F (the "Putnam Overseas Growth Fund")seeks long term growth through investment opportunities outside North America.

        (g) Fund G (the "Putnam New Opportunities Fund")seeks above-average, long term growth by investing in companies in the world's fastest growing industry sectors.

        (h) Fund H ("Carbide/Graphite Group Company Stock")shall be invested in Carbide/Graphite Group, Inc. common stock.

        Any portion of an investment fund may, pending its permanent investment or distribution, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including corporate obligations or participations therein, even though the same may not be legal investments for Trustees under the laws applicable hereto. Any portion of an investment fund may be maintained in cash.

5.2 All contributions under the Plan shall be invested as elected by the Member pursuant to Section 2.4, or as subsequently changed in accordance with Section 5.3, at the Member's option, in one or more of the investment funds, in multiples of 5%.

        In the absence of such an investment election by a Member, the Member's contributions will be invested in Fund A (the "C/G Stable Value Fund").

        Any other provision of the Plan to the contrary notwithstanding, during the months of May and June, 1996 (hereinafter referred to as the "Transition Period" for purposes of this Article 5 and Article
        14), the investment of preexisting Account balances in the Funds that were available under the Plan as of April 30, 1996 will be transferred and invested in the "like" Funds under the Plan on and after May 1, 1996 as follows:

        April 30, 1996 Funds                             "Like" Funds
        -------------------------------------------------------------
        Money Market Fund                       C/G Stable Value Fund
        Guaranteed Income Fund                  C/G Stable Value Fund
        PNC Balanced Fund                       George Putnam Fund of Boston
        American Mutual Fund                    Putnam Fund for Growth and Income
        20th Century Ultra Fund                 Putnam Voyager Fund
        Mentor Perpetual Global A               Putnam Overseas Growth Fund

        Any other provision of the Plan to the contrary notwithstanding, during the Transition Period, Participants will neither have access to their Accounts nor have the ability to effectutate any changes to their Accounts. As soon as practicable after the Transition Period ends, Participants will be able to access their Plan Accounts, monitor their investments and process Account transactions.

 5.3 A Member may change investment elections, subject to the limitations set forth in Section 5.2, on any Valuation Date with respect to contributions to be made thereafter, by giving prior notice to the Administrator on the Appropriate Form, or in such manner as the Administrator may prescribe, within the time period prescribed by the Administrator.

5.4 The aggregate Value of a Member's Accounts may be transferred (as of the next Valuation Date, but no earlier than the end of the Transition Period) among the various investment funds, in multiplies of 5%, by giving prior notice to the Administrator on the Appropriate Form, or in such manner as the Administrator may prescribe.

        There shall be no limit on the number of times a Member may make a transfer pursuant to this Section 5.4; provided, however, that the Administrator may impose a reasonable transfer charge for every transfer in excess of four that a Member makes in any one Plan Year.

 5.5 Dividends, interest and other distributions received by the Trustee in respect of any investment fund shall be reinvested in the same investment fund.

 5.6    With respect to shares of Carbide/Graphite Group Company Stock
        (both full and fractional shares) held in Fund H allocated to the Accounts of a Member, the Member shall have the right to direct the Trustee or its nominee as to the manner of voting his shares, and to exercise those rights with respect to shares, as if he were the shareholder of record. If the Trustee shall not receive timely instruction from a Member (or Beneficiary) as to the manner in which to vote the shares, the Trustee shall not vote any shares of Carbide/Graphite Group Company Stock with respect to which the Member (or Beneficiary) has the right of direction

 5.7 Each Member (or, in the event of the Member's death, his Beneficiary) is, for purposes of this Section 5.7, hereby designated a "named fiduciary" within the meaning of Section 403(a) of ERISA and shall have the right, to the extent of shares of Carbide/Graphite Group Company Stock (including fractional shares) allocated to the Member's Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such stock. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to the number shares of Carbide/Graphite Group Company Stock allocated to such Member's Account. The instructions received by the Trustee from Members shall be held by the Trustee, in accordance with the terms of the Trust, in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company. If the Trustee shall not receive timely instruction from a Member (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Carbide/Graphite Group Company Stock with respect to which the Member (or Beneficiary) has the right of direction

                                   ARTICLE 6

                         VALUATION OF MEMBER'S ACCOUNTS

 6.1 The Value of the Trust Fund shall be determined by the Trustee on the basis of book value for Fund A and market values for Funds B, C, D, E, F, G, and H as of each business day of each calendar month. The Administrator shall maintain or cause to be maintained a separate Additional Savings Account, Basic Savings Account, Employee Regular Contributions Account, a Tax Deferred Contributions Account, a Company Matching Contributions Account, Prior Company Matching Contributions Account, a Company Profit-Sharing Contributions Account, a Qualified Contribution Account and, effective January 1, 1990, a Rollover Account for each Member which shall reflect the portion of the Member's interest in the Trust Fund which is attributable to the Member's Employee Regular Contributions, Tax Deferred Contributions, Company Matching Contributions, Prior Company Matching Contributions, Company Profit-Sharing Contributions, Qualified Contributions and, effective January 1, 1990, rollovers meeting the requirements of Section 16.15.
        As of each Valuation Date, each Member's Accounts shall be adjusted as follows:

        (a) Income earned or accrued, expenses and any increase or decrease in the Value of the Trust Fund since the preceding Valuation Date will be proportionately credited based on the balances, as of the preceding Valuation Date, of each Member's Accounts;

        (b) Employee Regular Contributions, Tax Deferred Contributions and, effective January 1, 1990, rollovers meeting the requirements of
             Section 16.15 made since the preceding Valuation Date will be credited;

        (c) Company Matching Contributions, Company Profit-Sharing Contributions, and Qualified Contributions for the current valuation period will be determined and credited;

        (d) Withdrawals, loans and distributions payable as of the current Valuation Date will be deducted; and

        (e) Interfund transfers effective as of the current Valuation Date will be credited to and deducted from the appropriate investment funds.

 6.2 At least once each Plan Year, the Administrator shall furnish each Member with a written statement of such Member's Accounts.

                                   ARTICLE 7

                                    VESTING

 7.1 A Member's Employee Regular Contributions Account, Tax Deferred Contributions Account, Prior Company Matching Contributions Account and, effective January 1, 1990, Rollover Account, and Qualified Contribution Account shall be 100% vested at all times.

 7.2 A Member's Company Matching Contributions Account and Company Profit-Sharing Contributions Account shall be 100% vested in such Member in the event of termination or partial termination of the Plan (if such Member is affected by such partial termination), complete discontinuance of Company contributions to the Plan, the Member's death prior to termination of employment, Retirement, attainment of age 65, termination of employment due to Disability, or completion of 4 years of Continuous Service with the Group.

 7.3 Any portion of a Member's Company Matching Contributions Account in which such Member does not have a vested interest at the time of termination of employment shall be forfeited and shall be applied to reduce Company Matching Contributions in accordance with Section 3.5(b).

 7.4 If a former Member whose termination resulted in a forfeiture pursuant to Section 7.3 is reemployed as an Employee prior to the expiration of a period of sixty consecutive months during which the former Member was not credited with Continuous Service, the amount of the forfeiture shall be restored to such former Member's Company Matching Contributions Account or Company Profit-Sharing Account, as the case may be, by means of a Company contribution pursuant to Section 3.6(b).

                                        ARTICLE 8

                               WITHDRAWALS DURING EMPLOYMENT

 8.1 A Member may elect to withdraw in cash from such Member's Accounts, as of the following Valuation Date, an amount determined in accordance with the following options:

        OPTION I: Any specified amount up to 100% of the value of his Employee Regular Contributions Account and, effective January 1, 1990, his Rollover Account.

        Under this Option I, any amounts withdrawn shall be paid in the following order:

                first, from the Member's pre-1987 Employee Regular Contributions that were not matched;

                second, from his pre-1987 Employee Regular Contributions that were matched;

                third, from the value of the Member's Employee Regular Contributions Account attributable to Employee Regular Contributions made after December 31, 1986 (including the earnings thereon);

                fourth, from the remaining value in the Employee Regular Contributions Account; and

                fifth, effective January 1, 1990, from the Member's Rollover Account.

        OPTION II: A Member who has withdrawn the full amount available under Option I, and who suffers a financial hardship for one of the reasons stated below, may apply in writing for payment of part or all of such Member's then vested interest in such Member's Prior Company Matching Contributions Account and Company Matching Contributions Accounts. Such amounts will be paid first out of the amounts available under Option I, and then from the Member's Prior Company Matching Contributions Account and then from the Member's Company Matching Contributions Accounts.

        For purposes of this Option II of this section 8.2, a Member will be deemed to suffer a financial hardship for the following reasons:

        (a)  personal bankruptcy or garnishment of wages;

        (b) unreimbursed medical bills for the Member, such Member's spouse or dependents;

        (c) payment of tuition and room and board for post-secondary education for the Member, such Member's spouse or dependents;

        (d)  the purchase of the Member's principal residence;

        (e) damage to the Member's principal residence caused by fire or "acts of God" and not reimbursed by insurance;

        (f)  funeral expenses for a member of the Member's immediate family;

        (g) an unexpected need for a car for use by the Member to provide transportation to work;

        (h) tax levies from the IRS if a dispute is resolved against the Employee.

        OPTION III: A Member who has withdrawn the full amount under Option II may withdraw, in the event of "Hardship" (as defined in this Option III of this Section 8.2), all or any portion of his Tax Deferred Contributions (plus an amount equal to earnings credited to the Tax Deferred Contribution Account as of December 31, 1988). Subject to the approval of the Committee, the Member may be paid such amount from his Tax Deferred Contributions Account as the Committee shall determine is necessary to relieve the Hardship.

        For purposes of this Option III of this Section 8.2, the term "Hardship" means a circumstance resulting from an immediate and heavy financial need of the Member. The Administrator shall not allow a Hardship distribution to be made to a Member unless the requirements of subsections (a) and (b) below are satisfied:

        (a) The Member incurs a "Hardship" arising from one of the following expenses:

             (1) Medical expenses described in Section 213(d) of the Code previously incurred by the Member, the Member's spouse or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

             (2) Costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments thereon);

             (3) The cost of tuition and related educational fees for the next 12 months of post-secondary education for the Member, the Member's spouse, children, or dependents; or

             (4) The amount needed to prevent the eviction of the Member from his principal residence or foreclosure of a mortgage on his principal residence.

        The determination of the existence of Hardship and the determination of the amount required to be distributed to meet the need created by the Hardship shall be made by the Administrator pursuant to uniform and non-discriminatory rules, consistent with the requirements of the Code and applicable regulations. The Administrator may require documentation from the Member for this purpose. The Administrator shall reasonably rely on the documentation submitted by the Member, unless the Administrator has actual knowledge to the contrary.

        (b)  The distribution by reason of Hardship:

             (1) May not be more than the amount of the Member's immediate and heavy financial need and any amount necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

             (2) May not be made unless the Member has obtained all distributions, other than Hardship distributions, and all non-taxable loans that are currently available under all qualified and nonqualified plans of the Company or any member of the Group;

             (3) May not be made unless the Member is suspended from making Employee Regular Contributions and Tax Deferred Contributions to the Plan (and all other qualified and nonqualified plans of deferred compensation maintained by the Company, including solely for this purpose any stock option, stock purchase and similar plans maintained by a Company or other member of the Group, excluding mandatory employee contributions to a defined benefit plan or health or welfare benefit plans) for the twelve month period beginning after receipt of the withdrawal pursuant to this Option III; and

             (4) Will result in a limitation on the amount of Tax Deferred Contributions which may be made on a Member's behalf under the Plan (and all other plans maintained by a Company) for the taxable year following the taxable year of the Hardship distribution, with such limitation being equal to the Code
                  Section 402(g) limit for such following taxable year less the amount of such Member's Tax Deferred Contributions for the taxable year of the Hardship distribution.

        After the 12-month period of suspension under (3) above ceases, the Member may resume contributions by filing a form in accordance with
        Section 2.3.

        The Company may, by amendment, change the conditions necessary to obtain a Hardship withdrawal, or may discontinue the Hardship withdrawal provisions of this Section 8.2, to the extent permitted by applicable law or regulation.

        OPTION IV: In the case of a Member who has attained age 59-1/2, the full amount payable under Option III, plus up to 100% of the remaining vested value in such Member's Account.

 8.2 A Member may not replace any amounts voluntarily withdrawn under this Article 8.

 8.3 Any amounts withdrawn pursuant to this Article 8 shall be paid to a Member in a lump sum in cash, as soon as practicable after the Valuation Date as of which the withdrawal election is effective or the determination of the Administrator is made (as is appropriate).

 8.4 All withdrawals from a Member's Accounts shall be made from Fund A, Fund B, Fund C, Fund D, Fund E, Fund F, Fund G, and Fund H in proportion to the Value of the Member's Accounts in each such investment fund.

                                   ARTICLE 9

                   DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT

 9.1   (a)  Upon termination of a Member's employment with the Group by reason other than Retirement or death, the distribution of the full Value of such Member's Employee Regular Contributions Account, Tax Deferred Contributions Account, Prior Company Matching Contributions Account, Qualified Contribution Account, and, effective January 1, 1990, Rollover Account, and, if such Member's Company Matching Contributions Account and Company Profit-Sharing Contributions Accounts are vested pursuant to Section 7.2, the full Value of such Member's Company Matching Contributions Account and Company Profit-Sharing Contributions Account, if any, shall be deferred until his attainment of age 65.

       (b) Notwithstanding the provisions of the preceding paragraph, upon termination of a Member's employment with the Group, such Member may irrevocably elect, by filing the Appropriate Form with the Administrator, or in such manner as the Administrator may prescribe, within 10 days prior to termination (or such other period as the Administrator may prescribe), to have the distribution of benefits pursuant to this Section 9.1 paid, in a lump sum, (i) as soon as practicable after the Valuation Date coincident with or next following the date of such termination of employment, (ii) as soon as possible after the beginning of the calendar year immediately following the calendar year in which such Member's employment terminated, or (iii) to defer distribution of benefits until his attainment of age 65. Such distribution shall be made in cash, except that, with respect to distributions from the Fund H (the Carbide/Graphite Group Company Stock Fund) distribution shall be made in cash or shares of stock, as the Participant shall elect.

            If the Member elects to receive such distribution as soon as possible after the Valuation Date coincident with or next following the date of such termination of employment, the distribution will be the Value of such Member's Accounts as of such Valuation Date.

            If the Member elects to receive such distribution as soon as possible after the beginning of the calendar year immediately following the calendar year in which the Member's employment terminated, the distribution shall be the Value of such Member's Accounts as of the last day of the calendar year in which such Member's employment terminated.

            If the Member does not elect to receive a distribution, or elects to defer receipt of such distribution until attainment of age 65, the distribution shall be the Value of such Member's Account as of the Valuation Date coincident with or immediately following such Member's attainment of age 65.

 9.2    (a)  Upon termination of employment of a Member by reason of
             Retirement or death, the full Value of such Member's Accounts shall be distributed to the Member (or such Member's Beneficiary, as is appropriate) in a lump sum in cash except that, with respect to distributions from the Fund H (the Carbide/Graphite Group Company Stock Fund) distribution shall be made in cash or shares of stock, as the Participant (or Beneficiary) shall elect..

        (b) A Member (or such Member's Beneficiary, as is appropriate), who has attained Normal Retirement Age or died, or has attained age 60, may receive the distribution of benefits pursuant to this Section
             9.2 in 1, 2, 3, 4, or 5 annual installment payments providing that such form of payment is not contrary to the requirements of Section 401(a)(9) of the Code.

 9.3 Distributions pursuant to this Article 9 shall be made or commenced in all events before the 60th day after the latest of the close of the Plan Year in which:

                 (i)  occurs the date on which the Member attains age 65;

                (ii) occurs the tenth anniversary of the year in which the Member commenced participation in the Plan; or,

               (iii)  the Member terminates employment.

 9.4 Notwithstanding the preceding paragraph, payment of benefits to any Member shall begin not later than the April 1 following the calendar year in which such Member attains age 70-1/2. Any payments under this Plan shall be adjusted to meet the requirements of Section 401(a)(9) of the Code and the regulations thereunder. Thus, the entire interest of each Member (a) shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) shall be distributed, beginning not later than the required beginning date, in accordance with regulations, over the life of the Member or over the life of the Member and Beneficiary (or over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and Beneficiary). In addition, any distribution required under the incidental death benefit rule of
        Section 401(a)(9)(G) of the Code shall be treated as a distribution required under the preceding paragraph.

        In the event a Member's termination of employment is by reason of death (including for this purpose, death after termination of employment) any undistributed amount in such Member's Account, as of the Valuation Date coincident with or next following the Member's death, shall be distributed to the Member's Beneficiary in a lump sum in cash (or shares of stock from Fund H (the Carbide/Graphite Group Company Stock Fund) as soon as practicable after such Valuation Date.

                                   ARTICLE 10

                           ADMINISTRATION OF THE PLAN

10.1 The Board of Directors shall appoint the Committee, which shall consist of not fewer than three nor more than five persons, and any or all of whom also may serve in a similar capacity with respect to any other employee benefit plan maintained by the Corporation. Any member of the Committee may resign or be removed by the Board of Directors and new members may be appointed by the Board of Directors. The Committee shall be free to act, despite a vacancy in its membership, so long as a majority of the Committee remains in office. Except for those functions reserved within the Plan to the Board of Directors, or delegated to the Administrator, the Committee shall control and manage the operation and administration of the Plan.

10.2 The Board of Directors shall appoint the Chairman of the Committee and may appoint a Secretary (who may, but need not, be a member of the Committee) to keep its records and to assist it in any action taken by the Committee.

10.3 A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of the business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

10.4 In addition to the duties specifically set forth in other sections of the Plan, the Committee shall have the following duties:

        (a)  To review the performance of the Administrator;

        (b) To construe and interpret the Plan and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan, and to hear and decide such other questions as may be referred to it by the Administrator;

        (c) To review and report to the Board of Directors with respect to the performance of the Trustee and an Investment Manager in investing, managing and controlling the Plan's assets; and,

        (d) To make recommendations to the Board of Directors regarding the appointment, retention or removal and replacement of any Trustee and any Investment Manager and changes and amendments to, and termination of, the Plan.

10.5 The Committee shall designate, and may remove and replace, a person who may or may not be a member of the Committee as the Administrator with full authority and responsibility for the performance of those duties which are required of the "Administrator" as that term is used in ERISA and those duties which the Committee may properly delegate to such person.

        The Administrator shall have the power and the duty to take all action necessary or proper to carry out the duties required under ERISA and delegated to such person by the Committee. Without limiting the generality of the foregoing, the Administrator shall have the power to establish, enforce and amend such rules and regulations with respect to the performance of the Administrator's duties under the Plan as such person shall deem appropriate, including without limitation, the power:

        (a) To require any person to furnish such information as the Administrator may request for the purpose of the proper administration of the Plan;

        (b) Unless an interpretation of the Plan by the Committee is required, to decide questions concerning the eligibility of any Employee to participate in the Plan, any person's eligibility for vested benefits, and the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and in connection therewith to provide a full and fair review to any person whose claim for benefits has been denied in whole or in part;

        (c) To establish time periods, as specified in the Plan, within which elections must be made and Appropriate Forms must be filed or other notification made;

        (d) To limit, as provided by the Plan, the amount of Tax Deferred Contributions and/or Employee Regular Contributions that may be made on a Member's behalf.

        To the extent of the responsibilities delegated to such person by the Committee, the Administrator shall act as a named fiduciary within the meaning of ERISA.

10.6 Insofar as responsibility has been delegated to the Committee or the Administrator, each of them may from time to time:

        (a) Allocate and delegate in writing part of all of its responsibilities and other duties to designated persons whether or not such designated persons are officers or employees of the Corporation, except that the Committee may not delegate its authority under Section 10.5 to designate or remove an Administrator; and

        (b) Retain such counsel and employ such actuarial, accounting, clerical, medical and other assistance as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA.

10.7    (a)  The Board of Directors shall from time to time appoint, and may remove and replace, one or more Trustees each of whom shall have exclusive authority and discretion (except as may otherwise be provided in the Plan and ERISA) to invest, manage and control the assets subject to their respective agreements and each of whom shall perform such other fiduciary and other duties with respect to their respective agreements, as are required by ERISA, the Plan, any agreement between the Corporation and it, any trust agreement, and any other provision of applicable law.

        (b) The Board of Directors may appoint, and may remove and replace, one or more Investment Managers to manage any assets of the Plan, including the power to acquire and dispose of Trust Fund assets and perform such other services as the Board of Directors shall deem necessary or desirable in connection with the management of the Trust Fund. Such Investment Manager shall acknowledge in writing to the Committee that it is (or they are) a fiduciary with respect to the Plan.

        (c) The Board of Directors may appoint, and may remove and replace, one or more Custodians to hold any assets of the Plan, and to perform such other services as the Board of Directors shall deem necessary or desirable in connection with the acquisition, retention or sale of assets of the Trust Fund.

10.8 Except as otherwise required by law, the Corporation, the officers and directors thereof, the Committee, the Administrator and any other person to whom a duty or power is delegated in connection with administering the Plan, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any enrolled actuary, counsel, accountant, or other specialist, or other persons selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee. Further, to the extent permitted by law, no member of the Committee, nor the Administrator, nor the Corporation, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of the Trustee or any other member of the Committee or of any person who has been delegated a duty or responsibility under the Plan.

10.9 All expenses of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who shall be employed by the Board of Directors, the Committee, or Administrator in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Corporation or any Company. Brokerage fees, commissions, stock transfer taxes and other charges and expenses in the Trust Fund shall be charged within the Trust Fund to the investment fund to which such charges and expenses are attributable.

10.10 The Committee may authorize one or more of its number to act on its behalf, or to execute or deliver any instrument on its behalf.

10.11 Unless otherwise agreed to by the Corporation, the Administrator and the members of the Committee shall serve without compensation for services as such, but all reasonable expenses incurred in the performance of their duties shall, to the extent not paid by the Corporation or any Company, be paid from the Trust Fund. Unless otherwise determined by the Board of Directors or unless required by any federal or state law, neither the Administrator nor any member of the Committee shall be required to give any bond or other security in any jurisdiction.

10.12 For purposes of the Plan, a claim for benefit is a written application for benefit filed with the Committee. In the event that any Member or other payee claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within 90 days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Member or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after the mailing or delivery by the Committee of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review and/or hearing by the Committee of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a hearing within such 60 day period, the Committee shall designate a time (which time shall be no less than 7 nor more than 60 days from the date of such claimant's notice to the Committee) and a place for such hearing, and shall promptly notify such claimant of such time and place. If only a review is requested, the Member or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within 90 days after the mailing or delivery to him by the Committee of its determination that he intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.

                                   ARTICLE 11

                       ADOPTION AND AMENDMENT OF THE PLAN

11.1 The adoption of this Plan, and of any amendments thereof adopted subsequently, shall be conditioned on qualification of the Plan under Sections 401(a) and 401(k) of the Code.

11.2 This Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors, provided, however, that:

        (a) No amendment or modification can be made, at any time prior to the satisfaction of all liabilities under the Plan with respect to Members and their Beneficiaries and with respect to the expenses of the Plan, which would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such persons under the Plan and for the payment of the expenses of the Plan;

        (b) No amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax purposes and meet the requirements of ERISA;

        (c) No amendment or modification may be made which shall increase the duties or liabilities of the Trustee, the Committee, or any Company without the written consent of the party so affected.

                                   ARTICLE 12

                           DISCONTINUANCE OF THE PLAN

12.1 While the Corporation intends to continue the Plan indefinitely, nevertheless it assumes no contractual obligation as to its continuance. The Plan may be terminated in whole or in part at any time by the Board of Directors by written notice to each Company, to the Committee, to the Administrator, and to the Trustee at the time acting hereunder, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan.

12.2 If the Plan is terminated pursuant to Section 12.1 or in the event the Plan is terminated by operation of law and the Board of Directors determines that the Trust shall be terminated, of which determination written notice shall be given to each Company, to the Committee, to the Administrator, and to the Trustee at the time acting hereunder, the Members' Company Matching Contributions Accounts and Company Profit-Sharing Accounts shall become fully vested, the Trust Fund shall be revalued as if the termination date were a Valuation Date, and the current value of all Accounts shall be distributed in accordance with
        Article 9 to the extent permissible under applicable law and regulation.

12.3 If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Article 12, no further contributions shall be made by either Members or any Company, and the Member's Company Matching Contributions Accounts and Company Profit-Sharing Contributions Account shall become fully vested, but the Trust Fund shall be administered as though the Plan otherwise were in full force and effect. If the Trust Fund subsequently is terminated, the provisions of Section 12.2 hereof shall then apply.

12.4 In addition to the right to amend or terminate the Plan, any Company may at any time, by resolution of its board of directors, permanently and completely discontinue Members' Company Matching contributions and Company Profit-Sharing Contributions under the Plan. If any Company completely discontinues contributions under the Plan, either by resolution of its board of directors or for any other reason, the amounts credited to the Members' Company Matching Contributions Accounts and Company Profit-Sharing Contributions Accounts of such Company shall become fully vested and non-forfeitable. In such event, the Corporation and the Trustee shall proceed under Section 12.2 or Section 12.3, depending upon whether in connection with such complete discontinuance of contributions the Board of Directors has terminated the Plan and Trust Fund or has terminated the Plan and continued the Trust Fund in effect. If no action has been taken by the Board of Directors in connection with a complete discontinuance of contributions to the Plan, it shall be deemed that Section 12.3 is applicable.

12.5 No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan shall be made unless the benefit each Member in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit such Member would have received had the Plan terminated immediately before such merger, consolidation or transfer.

12.6 The Corporation expressly reserves the right at any time from time to time to add or withdraw from participation in the Plan any Company by action of the Board of Directors. Any such withdrawal shall be a termination of the Plan to the extent required by applicable law.

                                   ARTICLE 13

            PARTICIPATION IN THE PLAN BY SUBSIDIARIES OF AFFILIATES

13.1 Any parent, subsidiary or affiliate of the Corporation, for itself or any of its divisions, may, upon 30 days notice to and with the consent of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its employees and by executing the Trust Agreement if required under such Trust Agreement. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and the notice to and the consent of the Board of Directors of the Corporation to participation by such parent, subsidiary or affiliate, and upon the execution of the Trust Agreement by such subsidiary or affiliate, if required under such Trust Agreement, it shall thereupon be included in the Plan as a Company, and shall be bound by all the terms thereof as they relate to its employees. The Board of Directors may also extend the Plan to any other division of the Corporation, thereby bringing such division within the definition of Company in Article 1. Any contributions provided for in the Plan and made by such Company shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement. With respect to any such employees to which this Plan is made applicable, the term Effective Date refers to the date as of which the Plan is made applicable to such employees.

        With the approval of the Corporation, a participating Company may elect to have special provisions apply with respect to its Employees. Such special provisions, which may differ from the provisions of the Plan applicable to employees of other Companies, shall be stated in an Appendix to the Plan which is applicable to such Company.

13.2 In the event that an organization which has become a Company pursuant to the provisions of Section 13.1 shall cease to be a parent, subsidiary or affiliate of the Corporation, such organization shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement. Any one or more of the Companies may voluntarily withdraw from the Plan by giving six (6) months notice in writing of such intention to withdraw to the Board of Directors of the Corporation and to the Committee (unless a shorter notice shall be agreed to by the Board of Directors of the Corporation and by the Committee).

        Upon any such withdrawal by any such Company, the Committee shall determine that portion of the Trust Fund allocable to the Members and their Beneficiaries thereby affected, consistent with the provisions of ERISA and the regulations thereunder. Subject to the provisions of ERISA and regulations thereunder, the Committee shall then instruct the Trustee to set aside from the trust assets then held by it, such securities and other property as it shall, with the approval of the Committee, deem to be equal in value to the portion of the Trust Fund so allocable to the withdrawing Company. The Committee shall direct the Trustee, in the discretion of the Committee and subject to the provisions of ERISA and regulations thereunder, either (1) to hold such assets so set aside and to apply the same for the exclusive benefit of the Members and Beneficiaries so affected on the same basis as if the Trust Fund had been terminated pursuant to Section 12.1 upon the date of such withdrawal, or (2) to deliver such assets to trustees to be selected by such withdrawing Company.

                                   ARTICLE 14

                                     LOANS

14.1 Subject to such uniform and nondiscriminatory rules as the Administrator may establish pursuant to Section 14.2, the Administrator in its sole discretion may direct the Trustee to lend money as of the next Valuation Date (but not during the Transition Period [as defined in Section 5.2]) following the Administrator's receipt of written notice out of the Trust Fund in an amount not less than $1,000, and not exceeding the lesser of:

                  (i) $50,000 reduced by the Member's highest outstanding aggregate balance of loans from the Plan during the previous twelve months,

                 (ii) one half of the vested portion of a Member's Account balance or

                (iii) the vested value of the Member's Tax Deferred Contributions Account, Prior Company Matching Contributions Account, Company Matching Contributions Account, Company Profit-Sharing Contributions Account, Qualified Contribution Account and, effective January 1, 1990, Rollover Account.

14.2 Loans pursuant to this Article 14 shall be granted subject to the following rules and restrictions:

        (a) Loans shall be made available to Members and Beneficiaries who are "parties in interest" within the meaning of Section 3(14) of ERISA.

        (b) Loans shall not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Members and Beneficiaries.

        (c) Each loan shall bear a reasonable rate of interest to be determined by the Administrator at the time the loan is made. The interest rate on any new loan that is granted shall be redetermined from time to time pursuant to such uniform and non-discriminatory rules as the Administrator shall prescribe.

        (d) The note executed with respect to the loan shall be secured by a security interest granted by the Member of the Member's vested Account balance in the Trust Fund existing then or at some future time.

        (e) The note executed with respect to the loan shall mature not later than 54 months from the date of execution or upon earlier termination of employment, except that loans used to acquire, the principal residence of a Member, shall mature not later than 120 months from the date of execution.

        (f) Repayment of principal and interest shall be by payroll deduction. Such notes shall be considered as part of the assets of the Trust Fund. The Member's Accounts in Funds A, B, C, D, E, F, G, and H shall be reduced by the amount of the loan, and the Member's Accounts in Funds A, B, C, D, E, F, G, and H shall be increased to reflect loan repayments for purposes of revaluing the Account balance pursuant to Article 6. Repayment will be made so that the loan is repaid in substantially level amounts not less frequently than quarterly over the term of the loan.

        (g) Upon termination of employment for any reason, the term of the loan shall be accelerated to the Member's date of termination, and the balance of the loan amount, plus any interest owing, shall become due and payable at such date. No distribution may be made pursuant to the provisions of Article 9 prior to payment of the amounts described in the immediately preceding sentence.

        Except as is otherwise hereinafter specifically provided, for loans granted prior to October 19, 1989, the loan program shall be administered in accordance with and pursuant to the terms and provisions of the Plan as in effect prior to October 19, 1989 and as stated in
        Section 14.2.

        Notwithstanding any other provision of the Plan to the contrary, for loans granted or renewed on or after October 19, 1989, the loan program shall be administered in accordance with and pursuant to the terms and conditions set forth in the Loan Procedures forming part of this Plan, a copy of which is attached hereto.

                                   ARTICLE 15

                        IN EVENT PLAN BECOMES TOP-HEAVY

        The purpose of this Article 15 is to conform to the requirements of
        Section 401(a)(10)(B) of the Code that the Plan contains provisions (a) which will take effect if it becomes Top-Heavy and (b) which meet the requirements of Section 416 of the Code. This Article 15 will in no way affect the amount of or eligibility for any benefits provided under the Plan unless and until it becomes Top-Heavy.

15.1 For purposes of this Article 15, the following terms shall have the following meanings:

        (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

        (b) "Key Employee" means a Member or former Member who is a "key employee" as defined in Section 416(i) of the Code.

        (c) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Company and members of the Group (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirements of Sections 401(a)(4) and 410(b) of the Code.

        (d) "Present Value of Accounts" means, as of a given Determination Date, the sum of as of such Determination Date of the Member's Accounts under the Plan as of such Valuation Date plus any contributions made after the Valuation Date but before the Determination Date. The determination of the Present Value of Accounts shall take into consideration any distributions made to or on behalf of the Member in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Accounts of any Member who has not performed services for the Company during the five year period ending on the Determination Date.

        (e) "Required Aggregation Group" means with respect to a given Plan Year, (A) this Plan (B) each other plan of the Company or members of the Group in which a Key Employee is a participant and (C) each other plan of the Company or member of the Group which enables a plan described in (A) or (B) to meet the requirements of Sections 401(a)(4) and 410(b) of the Code. In addition, any terminated plan which would have been required to be included in such Required Aggregation Group but for such termination shall be included.

        (f)  "Top-Heavy" means, with respect to the Plan for a Plan Year:

             (1) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Members; or

             (2) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group,

                  unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

        (g) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

        (h) "Service", for purposes of this Article 15, means the aggregate of all periods of a person's employment after the Effective Date with the Company or the Group, whether or not consecutive, and any service with The BOC Group, Inc. prior to August 1, 1988.

             Service shall include (i) a period of up to 12 months of absence from employment for any reason other than because of quit, retirement, death or discharge and (ii) the period from the date the employee quits, retires or is discharged if he returns to employment with the Company or the Group within 12 months of such quit, retirement or discharge. Service also shall include such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service.

15.2 Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 15.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

        (a) Except as provided in Subparagraph (d) below, the minimum Company contribution during the Plan Year on behalf of a Member who is not a Key Employee shall be equal to the lesser of (1) 3% of such Member's compensation (within the meaning of Section 415 of the Code); or (2) the percentage of compensation at which Company contributions (including Company Matching Contributions, Company Profit-Sharing Contributions and Tax Deferred Contributions) are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest.

        (b) In the event of termination of employment of a Member with at least three years of Continuous Service with the Group (other than by reason of Retirement, death or Disability or after age 65) such Member shall be entitled to a 100% vested interest in his Company Matching Contributions Account.

        (c) In order to comply with the requirements of Section 416(h) of the Code, in the case of a Member who is or has also participated in a defined benefit plan of the Company (or any member of the Group that is required to be aggregated with the Company in accordance with Section 415(h) of the Code) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in Section 4.2. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code). Notwithstanding the foregoing, if the application of the additional limitation set forth in this Subparagraph (c) would result in the reduction of accrued benefits of any Member under the defined benefit Plan, such additional limitation shall not become operative, so long as (1) no additional Company contributions, forfeitures or voluntary nondeductible contributions are allocated to such Member's accounts under any defined contribution plan maintained by the Company including this Plan and (2) no additional benefits accrue to such Member under any defined benefit plan maintained by the Company. Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Member whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this Subparagraph (c).

        (d) In the case of a Member under this Plan who also participates in a defined benefit pension plan of the Group which contains provisions intended to comply with Section 416 of the Code in the event such plan becomes a Top-Heavy plan, the provisions of Subparagraph (a) above shall be inapplicable to the extent such defined benefit pension plan provides for a defined benefit minimum pension benefit in accordance with Section 416(c)(1) of the Code.

        (e) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the accrued benefit of a Member other than a Key Employee shall be determined under (i) the method, if any that uniformly applies for the accrual purposes under all plans maintained by the Group, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

        (f) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 15 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.


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



                                   ARTICLE 16

                               GENERAL PROVISIONS

16.1 All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Company assume no liability or responsibility therefor, except to the extent required by law.

16.2 Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge, retire, or otherwise treat any Employee without any regard to the effect which such treatment might have upon such Employee as a Member of the Plan.

16.3 Except as may otherwise be specifically provided in the Plan, and subject to applicable laws, no benefit, interest, distribution or payment under the Plan at any time shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, levy, garnishment, attachment, charge or encumbrance of any kind, whether voluntary or involuntary. Any attempt to alienate, sell, transfer, assign, pledge, levy, garnish, attach, charge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Neither any benefit, interest, distribution or payment, nor the Trust Fund shall, in any manner, be liable for or subject to the debts, contracts, engagements, torts, or liabilities of any Employee included in this Plan or any Beneficiary.

        Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited by this Section 16.3. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of a Member's benefits under the Plan to an alternate payee, the alternate payee's benefits under the Plan shall in all events be paid to the alternate payee in a lump sum in cash as soon as possible.

        The Administrator shall adopt such procedures as it deems necessary and appropriate to carry out the provisions of this Section.

16.4 If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included.

16.5 The determination of the Committee or its designate as to the identity of the proper payee of any benefit payment from the Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

16.6 It shall be the sole duty and responsibility of a Member or Beneficiary to keep the Administrator apprised of his whereabouts and of his most current mailing address. If any


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
        benefit to be paid under the Plan is unclaimed, within such time period as the Administrator shall prescribe, it shall be forfeited and applied to reduce Company Matching Contributions in accordance with Section 3.5; provided, however, that such forfeiture shall be reinstated if a claim is made by the Member or Beneficiary for the forfeited benefit.

16.7 If the Administrator determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for the benefit of the person entitled to payment, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Committee, the Administrator, and the Trustee.

16.8 All elections, designations, requests, notices, instructions and other communications required or permitted under the Plan from a Company, a Member, Beneficiary or other person to the Committee or Administrator shall be on the Appropriate Form or in such other form as the Committee or Administrator may prescribe, shall be mailed by first-class mail, delivered to such location or transmitted in such manner as shall be specified by such Committee or Administrator, and shall be deemed to have been given, delivered and/or transmitted only upon actual receipt thereof by such Committee or Administrator at such location or in such manner.

16.9 All notices, statements, reports and other communications required or permitted under the Plan or by law or governmental regulation from a Company, the Committee or the Administrator to any Employee, Member, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at his address last appearing on the records of the Committee or Administrator.

16.10 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and any trust agreement which provides for the Trust Fund.

16.11 Except to the extent governed by Federal law, the Plan shall be administered and interpreted in accordance with the laws of the State of Delaware.

16.12 Titles to Articles are for general information only and the Plan is not to be construed by reference thereto.

16.13 In the event of a transfer from a qualified plan (other than a plan subject to the requirements of Section 417 of the Code), and at the discretion of the Corporation, and pursuant to procedures issued by the Committee, the individuals who were participants in such plan may be given the opportunity to elect to have their entire interests in such plan transferred directly on a trust-to-trust basis into this Plan. Any such transferred amounts shall be allocated to Accounts of Participants as determined by the Committee.

16.14 In the event of a transfer from the BOC Group, Inc. Savings Investment Plan, and pursuant to procedures issued by the Committee, the individuals who were members in such plan and who made such election shall have their entire interests in such plan transferred directly on a trust-to-trust basis into this Plan.

16.15 Effective January 1,1990, an Employee who has had distributed to him all or part of his interest in another plan which meets the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with procedures established by the Administrator, if the Committee determines to accept rollovers from time to time, roll over all or a portion of such distribution to the Trustee provided the following conditions are met:

        (a) the rollover occurs on or before the 60th day following his receipt of such distribution from the Other Plan; and

        (b) the distribution from the Other Plan qualifies for rollover treatment under Section 402(a)(5) of the Code; and

        (c) the rollover does not include any amounts considered contributed by the Employee within the meaning of Section 402(e)(4)(D)(i) of the Code.

        If the Committee determines to accept rollovers from time to time, the Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Any such rollover amount shall be invested as directed by an Employee's separate investment election consistent with the principles of Article 5.

16.16 This Section 16.16 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 16.16, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        Definitions:

        (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

             (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

            (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

            (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

            (iv)   any distribution with a value of $200 or less.

        (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Notwithstanding anything herein to the contrary, only one eligible retirement plan may be designated with respect to any eligible rollover distribution.

        (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything herein to the contrary, only one direct rollover may be made with respect to any eligible rollover distribution.